Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 5, 2025, with respect to the consolidated financial statements of Stride, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
McLean, Virginia

January 8, 2026